EXHIBIT 10.46
NOTE AGREEMENT


THIS AGREEMENT dated as of June 30, 1995 between PRIMERGY, INC., a New York corporation (hereinafter "PrimErgy"), and WELLCARE
MEDICAL MANAGEMENT, INC., a New York corporation (hereinafter
"WellCare").

WITNESSETH:

PrimErgy and WellCare hereby agree as follows:

1.  THE NOTE
Concurrently with the execution of this Agreement, WellCare, in reliance on the covenants contained herein, has accepted
PrimErgy's promissory note in the principal amount of $5,130,000, a copy of which is attached hereto (the "Note"), upon the terms and conditions herein and therein set forth.

2.  COLLATERAL
As security for the full and timely payment of the principal and interest on the Note, PrimErgy hereby grants to WellCare a first security interest in and a continuing lien upon the following property, all of which is herein collectively referred to the "Collateral".

a. All of PrimErgy's tangible personal property (furniture, fixtures, equipment and vehicles), wherever located and whether now or hereafter acquired;

b. All of PrimErgy's accounts receivable, notes receivable and contract rights now existing and which may at any time hereafter come into existence; and;

c. Any real estate owned by PrimErgy, or hereafter acquired, including all buildings and improvements situated thereon.

Concurrently with the execution of this Agreement, PrimErgy is delivering to WellCare an executed security agreement, UCC filing forms, financing statements and such other instruments as may be reasonably requested by WellCare to create and perfect the security interest granted hereby.

3.  NEGATIVE COVENANTS.
PrimErgy covenants and agrees that until the Note is paid in full, it will not:

a.  Limitation on Payments to Shareholders.
Declare or pay any dividend or make any distributions of any kind whatsoever to its shareholders, or apply any of its property or assets to purchase, redeem, retire or otherwise acquire any shares of its capital stock;

b.  Limitation on Issuance of Shares of Capital Stock.
Issue any additional shares of its capital stock without prior written authorization from WellCare.;

c.  Limitation on Payment of Salaries and Other Compensation.
Pay salaries to executive officers in excess of $250,000 per annum per executive officer or $1,000,000 in the aggregate; or compensate any other employees, shareholders or affiliates of PrimErgy, whether in cash or otherwise, in an aggregate amount exceeding $1,000,000 per annum;

d.  Limitation on Indebtedness.
Incur any indebtedness either pari passu or superior in rights to the indebtedness evidenced by the Note;

e.  Limitation on Liens.
Create, assume or suffer to exist any mortgage, pledge, lien, encumbrance, security interest, charge or title retention or other security arrangement of any kind, upon any of its property or assets, now owned or hereafter acquired, except for:

(1) any such liens or encumbrances held by WellCare;

(2) liens in connection with workmen's compensation, unemployment insurance and other social security obligations; or

(3) liens for taxes, assessments or governmental charges or levies on it or its properties not delinquent, or being contested in good faith;

f.  Merger, Sale of Assets, Dissolution, Etc.
Enter into any transaction of merger or consolidation, or transfer, sell, assign, lease or otherwise dispose of (other than in the ordinary course of business) all or a substantial part of its properties or assets, or any of its notes or accounts receivable, or any stock or any assets or properties necessary or desirable for the proper conduct of its business, or change the nature of its business, or wind up, liquidate, or dissolve, or agree to do any of the foregoing.

g.  Prohibition of Dealing with Stockholders or Affiliated
Parties.
Either directly or indirectly, purchase, acquire, lease any property from, or sell, dispose of or lease any property to, or otherwise deal with in the ordinary course of business, or otherwise, any substantial shareholder (as defined below) of or any corporation in which such substantial shareholder owns a controlling interest or any partnership in which such substantial shareholder is a partner, except that the foregoing shall not prevent any person from serving as a director, officer or employee of PrimErgy and receiving reasonable compensation thereof. For purposes of this covenant, "substantial shareholder" shall mean
(i) any person owning directly or indirectly either individually or together with all other persons to whom such person is related by blood, adoption or marriage, 5% or more of the outstanding voting capital stock of PrimErgy, and (ii) any person related by blood, adoption or marriage to any person falling within the provisions of clause (i) above.

4.  DEFAULTS AND REMEDIES.
Any one or more of the following events shall constitute an event of default by PrimErgy under the terms of this Agreement:

a. The failure of PrimErgy to pay any installment of principal or interest of the Note as the same shall become due and payable, whether at maturity or by acceleration or otherwise;

b. Default in the performance of any provision of breach of any covenant of this Agreement, the Asset Purchase Agreement dated June 30, 1995 between PrimErgy and the Company (the "Asset Purchase Agreement"), or the Option Agreement dated June 30, 1995 between PrimErgy and the Company (the "Option Agreement"), or any supplements or amendments hereto or thereto, by PrimErgy, or if this Agreement, the Asset Purchase Agreement or the Option Agreement shall terminated (other than pursuant to their respective terms) or become void or unenforceable;

c. If PrimErgy files a petition in a bankruptcy or for the approval of a plan of reorganization or arrangement under the Bankruptcy Act (as it now exists or as amended) or an admission seeking the relief therein provided; is unable or admits in writing its inability to pay its debts as they become due; makes an assignment for the benefit of creditors; has a receiver appointed, voluntarily or otherwise, for its property; is adjudicated a bankrupt; suspends its business; permits a judgement to be obtained against it which is not promptly paid or promptly appealed and secured pending appeal; or becomes insolvent, however otherwise evidenced;

d. If defaults shall occur in the payment of any principal, interest or premium with respect to any other indebtedness or borrowed money of PrimErgy under any agreement or instrument under or pursuant to which any such indebtedness may have been issued, created, assumed or guaranteed by PrimErgy and such default shall continue for more than the period of grace, if any, therein specified, or if the payment of such indebtedness shall be accelerated due to any such default;

e. If any judgment against PrimErgy or any attachment or execution against any substantial portion of its property remains unpaid, unstayed, unbonded or undismissed for a period of more than 10 days.

In the event of any such default, and at any time thereafter, PrimErgy may, at its option, declare the entire principal amount of the Note, together with all the interest accrued thereon, immediately due and payable and PrimErgy shall forthwith pay such Note without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything herein or in the Note to the contrary notwithstanding; in addition, WellCare may immediately proceed to foreclose its lien or security interest on any or all of the Collateral, and do all other things provided for by law or by this Agreement or by the Note.

5.  RIGHTS AND REMEDIES CUMULATIVE.
No right or remedy herein conferred upon WellCare is intended to be exclusive of any other right or remedy contained herein, in the Note or in the Asset Purchase Agreement or in any instrument or document delivered pursuant to this Agreement, and every right and remedy contained herein and therein now or hereafter existing at law or in equity or by statute, or otherwise shall be cumulative.

6.  GOVERNING LAW.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.  CAPTIONS.
The captions contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

8.  NOTICES.
All notices, requests, demands and other communications hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, addressed as follows:

(a) If to PrimErgy
PrimErgy, Inc.
25 Barbarosa Lane
Kingston, New York 12401

With a copy to:
McNamee, Lochner, Titus and Williams, P.C.
75 State Street
P.O. Box 459
Albany, New York 12201-0459
Attn: Vincent L. Valenza, Esq.

(b) If to WellCare:
WellCare Medical Management, Inc.
Park West/Hurley Avenue Extension
Kingston, New York 12401
Attn: President

With a copy to:
Epstein, Becker & Green, P.C.
250 Park Avenue
New York, New York 10017
Attn:: Sidney Todres, Esq.

9.  BENEFIT.
This Agreement shall be binding upon and inure to the benefit of PrimErgy and WellCare and their respective successors and assigns and any subsequent holders of the Note.

10.  COUNTERPARTS.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PRIMERGY, INC.
/s/ Richard Weininger
By: Richard Weininger, President

WELLCARE MEDICAL MANAGEMENT, INC.
/s/ Robert E. Goff
By: Robert E. Goff, President
STATE OF NEW YORK   )
                    )ss.:
COUNTY OF ULSTER    )

On this 26 day of July 1995, before me the subscriber personally appeared Richard Weininger, M.D., who being by me duly sworn, did depose and say; that he resides at Millbrook Road, Claverack, NY, that he is the president of PrimErgy, Inc., the corporation described in and which executed the foregoing instrument, and that he/she signed his/her name thereto by order of the Board of Directors of said corporation.

/s/ Gloria Alisandrella
Gloria Alisandrella
NOTARY PUBLIC

STATE OF NEW YORK   )
                    )ss.:
COUNTY OF ULSTER    )

On this 26 day of July 1995, before me the subscriber personally appeared Robert E. Goff, who being by me duly sworn, did depose and say; that he resides at RD1 Old Castle Point Road Wappingers Falls, that he is the President of WellCare Medical Management, Inc. the corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the Board of Directors of said corporation.

Gloria Alisandrella
NOTARY PUBLIC